Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO Brands Corporation Provides Operational Update for Third Quarter, Revises 2022 Outlook and Announces Third Quarter Earnings Webcast

LAKE ZURICH, Ill., October 13, 2022 -- ACCO Brands Corporation (NYSE: ACCO) announced today an update to the quarter ending September 30, 2022 and its full year 2022 outlook, reflecting a more challenging than anticipated operating environment.

“Our North America segment saw better overall back-to-school sell-through for the season, positive return to office trends and improved brand positioning in the third quarter; however, these improvements were more than offset by retailers’ more cautious approach to inventory replenishment. In Europe, the current energy crisis and persistent inflation has created a more challenging macroeconomic environment, negatively impacting sales and profits in our EMEA segment. These factors offset double-digit sales and profit growth in our International segment.” said Boris Elisman, ACCO Brands Chairman and Chief Executive Officer.

Due to the macroeconomic trends, we are providing a third quarter outlook and lowering our full year 2022 outlook to properly account for reduced channel inventory replenishment, a weaker end-user demand environment, especially in Europe, continued high inflation and adverse foreign exchange impacts. In addition, current market capitalization has triggered a review of our goodwill valuation and we expect to take a yet to be finalized non-cash goodwill impairment charge in the third quarter.

	Q3 2022 Outlook	Updated Full Year 2022 Outlook	Previous Full Year 2022 Outlook
Net Sales	$480-$490 million*	$1.940 to $1.980 billion*	$2.015-$2.055 billion

Comparable Sales Growth**	(3%) to (2%)	0.0% to 2.0%	4.0% to 6.0%

Adjusted EPS**	$0.23 to $0.25	$1.05 to $1.10	$1.39 to $1.44

Free Cash Flow**		$90 to $100 million	$135 to $150 million
*Based on spot rates as of 10/10/2022
** Non-GAAP financial measure

“While there are near-term macroeconomic challenges, the strength of our balance sheet and our ability to generate robust free cash flow will allow ACCO Brands to successfully navigate the current economic uncertainty. We have taken immediate actions to protect profitability and free cash flow by curtailing hiring, reducing inventory, and limiting discretionary spending and capital expenditures. In addition, we are reviewing incremental pricing actions and cost reductions, including facility rationalization projects. We have no debt maturities until 2026 and low annual interest costs. Near-term capital allocation priorities are focused on supporting our dividend and reducing debt. Our strategic transformation plan to be more consumer, brand and technology centric remains intact and we believe it will position us to deliver sustainable organic revenue growth and margin expansion as economies improve,” Elisman concluded.

Third Quarter Results Webcast

The Company will release its third quarter 2022 earnings after the market close on November 7, 2022. The Company will host a conference call and webcast to discuss the results on November 8, 2022 at 8:30 a.m. EST. The webcast can be accessed through the Investor Relations section of www.accobrands.com and will be available for replay.

About ACCO Brands Corporation

ACCO Brands, the Home of Great Brands Built by Great People, designs, manufactures and markets consumer and end-user products that help people work, learn, play and thrive. Our widely recognized brands include AT-A-GLANCE®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Swingline®, Tilibra® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Non-GAAP Financial Measures

We have provided certain non-GAAP financial information in this press release to aid investors in understanding the Company’s performance. Each non-GAAP financial measure is defined in the “About Non-GAAP Financial Measures” section of this release.

Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the impact of the COVID-19 pandemic and the war in Ukraine; changes in the competitive landscape, including ongoing uncertainties in the traditional office products channels; as well as the impact of inflation, fluctuations in foreign currency exchange rates and acquisitions and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: our ability to improve profitability and free cash flow in the near-term by curtailing hiring, reducing inventory and limiting discretionary spending and capital expenditures; our ability to obtain additional price increases and realize longer-term cost reductions; the ongoing impact of the COVID-19 pandemic; a relatively limited number of large customers account for a significant percentage of our sales; issues that influence customer and consumer discretionary spending during periods of economic uncertainty or weakness; risks associated with foreign currency exchange rate fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories that are experiencing higher growth rates; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality; the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights from major gaming console makers and video game publishers to support our gaming business; continued disruptions in the global supply chain; risks associated with changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; the continued global shortage of microchips which are needed in our gaming and computer accessories businesses; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or its supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; our ability to grow profitably through acquisitions; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including planned synergies; risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by public health crises, such as the occurrence of contagious diseases like COVID-19, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christopher McGinnis Julie McEwan

Investor Relations Media Relations

(847) 796-4320 (937) 974-8162

About Non-GAAP Financial Measures

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, transaction and integration expenses associated with material acquisitions, the impact of foreign currency exchange rate fluctuations and acquisitions, unusual tax items and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures.

Our non-GAAP financial measures include the following:

Comparable Sales: Represents net sales excluding the impact of material acquisitions with current-period foreign operation sales translated at prior-year currency rates. We believe comparable sales are useful to investors and management because it reflects underlying sales and sales trends without the effect of acquisitions and fluctuations in foreign currency exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable sales as comparable net sales.

Adjusted EPS: Represents net income per diluted share excluding restructuring charges, the amortization of intangibles, the amortization of the step-up in value of inventory, the change in fair value of contingent consideration, transaction and integration expenses associated with material acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment, and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe adjusted EPS is useful to investors and management because it reflects our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted EPS. We sometimes refer to adjusted EPS as adjusted earnings per share or adjusted net income per diluted share.

Free Cash Flow: Represents cash flow from operating activities, excluding cash payments made for contingent earnouts, less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. We believe free cash flow is useful to investors because it measures our available cash flow for paying dividends, funding strategic material acquisitions, reducing debt, and repurchasing shares.

This press release also provides forward-looking non-GAAP comparable net sales, adjusted earnings per share, and free cash flow. We do not provide a reconciliation of forward-looking comparable net sales, adjusted EPS or free cash flow to GAAP because the GAAP financial measure is not currently available and management cannot reliably predict all of the necessary components of such non-GAAP measures without unreasonable effort or expense due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate, foreign currency exchange rate fluctuations and material acquisitions, and other items reflected in our historical results. The probable significance of each of these items is high and, based on historical experience, could be material.